UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 9, 2004

BRIAZZ, INC.

(Exact name of registrant as specified in its charter)

Washington	000-32527	91-1672311
(Jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3901 7th Avenue South, Suite 200
Seattle, Washington 98108-5206

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (206) 467-0994

Not Applicable

(Former name or address, if changed since last report)

Item 5. Other Events

         BRIAZZ, INC. (the "Company") intends to file a Form 15 to deregister its common stock after close of business on Tuesday, August 10, 2004. As a result, the Over-the-Counter Bulletin Board will no longer be available for trading of shares of the Company's common stock. The Company hopes to have its stock quoted on the Pink Sheets in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

BRIAZZ, INC.

Date: August 9, 2004
/s/ Victor D. Alhadeff
Victor D. Alhadeff Chief Financial Officer